Exhibit 10.05

RBC Bank	Mortgage
(Future Advance — LF Leasehold)

Return To:	Prepared By:
Troutman Sanders LLP
1660 International Drive
Suite 600
McLean, Virginia 22102
Attn: Richard M. Pollak

State of Florida	County of Charlotte

This record, in addition to covering other property, is filed as a fixture filing and covers goods that are or are to become fixtures. The real property to which the foregoing is related is described hereinbelow. The “Secured Party” is the Bank identified below and the “Debtor” is the Mortgagor identified below. The record owner is: Charlotte County, a political subdivision of the State of Florida. This document serves as a fixture filing under the Florida Uniform Commercial Code (Fla. Stat. §679.5021).

NOTICE: THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY MORTGAGED.

THIS MORTGAGE (“Mortgage”), entered into as of October 31, 2011, by GES-PORT CHARLOTTE, LLC, a Georgia limited liability company (whether one or more, “Mortgagor”) with a mailing address of 16810 Kenton Drive, Suite 240, Huntersville, North Carolina 28078, to RBC BANK (USA), a North Carolina banking corporation (“Bank”), with a mailing address of Post Office Box 1220, Rocky Mount, North Carolina 27802-1220, which address is the place to which all notices and communications should be sent to Bank regarding this Mortgage.

Mortgagor has obtained a future advance loan or other extension of credit from Bank (“Credit Facility”).

The Credit Facility is in an aggregate principal amount up to $3,600,000 (“Facility Amount”) and is evidenced by a promissory note or promissory notes of even date herewith, in the original aggregate principal amount up to the Facility Amount, from Mortgagor to Bank (whether one or more, “Note”).

Mortgagor desires to secure each and all of the following Indebtedness and obligations by a conveyance of, and the grant of a security interest in, Mortgagor’s interest in the Collateral: (1) payment of all present and future Indebtedness outstanding under and evidenced by the Note, which is in the original principal aggregate amount up to the Facility Amount, and payment of any and all Indebtedness that may now be owed by Mortgagor to Bank and any and all Indebtedness that may in the future be owed by Mortgagor to Bank under other promissory notes or evidences of Indebtedness which recite that the Indebtedness evidence by such other promissory notes or evidences of Indebtedness are secured by this Mortgage or the liens and security interests created by this Mortgage (individually and collectively, both present and future, sometimes the “Obligations”); (2) payment of all sums, with interest thereon at the Contract Rate, now or hereafter advanced under this Mortgage or any one or more of the other Loan Documents to complete construction or furnishing of any improvements, or to maintain, protect, repair, restore or preserve the Collateral; (3) payment of all sums, with interest thereon at the Contract Rate, now or hereafter advanced under this Mortgage or any one or more of the other Loan Documents to maintain, protect, preserve and enforce the liens and security interests created by this Mortgage or any one or more of the other Loan Documents; (4) payment of all sums, with interest thereon at the Contract Rate, now or hereafter advanced to protect and enforce the rights and remedies of Bank hereunder or under any one or more of the other Loan Documents; (5) payment of any and all present and future Indebtedness and other obligations under each one of and all of the Loan Documents that are not encompassed in phrases (1) through (4) of this paragraph, including payment of any and all premiums and other obligations relating to any Rate Management Transaction; (6) performance of the covenants, terms and conditions contained in each one of and all of the Loan Documents; and (7) payment of all monetary obligations incurred by or accrued to Bank during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, relative to Mortgagor or any one or more of the Loan Documents.

NOW, THEREFORE, in consideration of the premises and for the purpose of securing the Obligations and the other Indebtedness and obligations as aforesaid, and in further consideration of the sum of Ten Dollars ($10) paid to Mortgagor by Bank, receipt of which is hereby acknowledged, Mortgagor has given, granted, bargained, sold, conveyed and mortgaged, and by these presents does give, grant, bargain, sell, convey and mortgage to Bank, its successors and assigns, upon the representations, warranties, covenants, terms and conditions set forth in this Mortgage, all of Mortgagor’s right, title and interest in and to the following property and property rights, both now existing and hereafter arising (“Collateral): (1) the Land; (2) the Personalty; (3) the Leases and the Rents; (4) all insurance and insurance policies relating to any one or more of the Land, Personalty, Leases and Rents; (5) all condemnation or eminent domain proceeds, or proceeds in lieu thereof, relating to any one or more of the Land, Personalty, Leases and Rents; (6) all licenses, permits, authorizations, usage rights and development rights relating to any one or more of the Land, Personalty, Leases and Rents, including building permits and certificates of occupancy or completion; (7) all other property and property rights described herein and described in any one or more of the Loan Documents; and (8) all proceeds, products, accessions, additions, replacements and substitutions of, for or to the foregoing property and property rights, and all books and records relating to the foregoing property and property rights or used in connection therewith.

TO HAVE AND TO HOLD the Collateral, with all the rights, privileges and appurtenances thereunto belonging or appertaining to Bank, its successors and assigns, forever.

Mortgagor covenants with Bank that it holds a valid, enforceable and recorded leasehold estate and interest in the Land and is seized of the balance of the Collateral in fee, and has the right to convey its interest in the Collateral as provided herein; that title is marketable and free and clear of all encumbrances; and that it will warrant and defend the title to the Collateral against the lawful claims of all persons whomsoever, except for any exceptions listed on an attachment hereto (“Permitted Liens”).

Mortgagor represents, warrants, covenants and agrees with Bank as set forth above and in the Sections and paragraphs set forth hereinbelow:

Maturity Date

The maturity date of the Obligations, or the latest maturity date of the Obligations if more than one, is October 31, 2016, unless extended or renewed.

Future Advances

This Mortgage secures future advances, provided nothing contained herein will obligate Bank to make any advances to or otherwise extend credit to or for the benefit of Mortgagor or any other person. The terms and conditions under which any advances to or other extensions of credit to or for the benefit of Mortgagor or any other person may be made by Bank are set forth in one or more of the other Loan Documents evidencing or entered into with respect to the Obligations; and those terms and conditions may permit the maximum amount available under some or all of the Obligations to be borrowed and repaid by full or partial payments and from time to time reborrowed/repaid/reborrowed (i.e., decrease or increase from time to time). The other Loan Documents, or one or more of them, set out the period within which any and all future advances or other extensions of credit may be made and obligations incurred under the Obligations, but in no event will such period exceed fifteen (15) years from the date of this Mortgage. The maximum principal amount of the Obligations, including present and future advances and obligations, that may be secured by this Mortgage at any one time is an aggregate amount up to Three Million Six Hundred Thousand Dollars ($3,600,000), which amount may be more than the Facility Amount if Bank elects, in its discretion, to extend credit to Mortgagor in a principal amount in excess of the Facility Amount. The current principal amount of the Obligations outstanding which are secured by this Mortgage as of the date hereof (including any amounts which have been advanced prior to the date hereof) is One Million Eight Hundred Thousand Dollars ($1,800,000). No written instrument or notation will be required to evidence or secure any future advances and obligations hereunder.

Representations and Warranties

Mortgagor represents and warrants to Bank that the Collateral (except for the real property constituting the Land, as to which Mortgagor represents and warrants to the best of its knowledge), and Mortgagor’s use thereof, is in compliance with all applicable federal, state and local laws, regulations and ordinances, including those pertaining to: the environment; hazardous materials, substances or wastes; access to, from, in, around and over the Land by persons with physical or other disabilities; land use, including zoning; and, public health, welfare and safety. Mortgagor further represents and warrants to Bank that (1) Mortgagor has all permits, licenses and approvals, whether governmental, quasi-governmental or private, necessary for the use and continued use of the Collateral as shown on Bank’s records, (2) there are no hazardous materials, substances or wastes located on, in or under the Land (to the best of mortgagor’s knowledge with respect to the real property constituting Land) or used by Mortgagor in connection with the Collateral, and (3) there are no harmful or hazardous levels or concentrations of mold, spores or other fungi on, in or under the improvements on the Land (and to the best of mortgagor’s knowledge, on, in or under the real property constituting Land) and there are no harmful or hazardous levels or concentrations of radon or other similar gases on, in or under improvements on the Land (and to the best of mortgagor’s knowledge, on, in or under the real property constituting Land.

Mortgagor represents and warrants to Bank as follows: (1) Mortgagor is not a person whose property or interest in property is blocked or subject to blocking pursuant to any laws of the U.S.; (2) Mortgagor is not a person on the list of Specially Designated Nationals and Blocked Persons and Mortgagor is not subject to any limitations or prohibitions under any regulations or orders of the U.S. Department of Treasury’s Office of Foreign Assets Control; and (3) Mortgagor is in compliance with and does not engage in any dealings or transactions prohibited by any laws of the U.S., including the USA Patriot Act, the Trading with the Enemy Act or the U.S. Foreign Corrupt Practices Act of 1977, all as amended.

Covenants - General

Mortgagor will pay when due all amounts owing by it, and perform all other obligations required to be performed from time to time by it, under the Obligations, this Mortgage and the other Loan Documents.

Mortgagor will pay when due, all taxes and public and private assessments, levies and charges upon or against the Collateral, of every character which are now liens thereon and any which may hereafter become liens thereon; and immediately deliver to Bank official receipts therefor.

Mortgagor will keep the Collateral insured against loss and damage by fire, tornado and windstorm, and against such other hazards, events and circumstances as Bank may require, including business interruption if Bank so requires (sometimes, “Insurance”). The Insurance must be with companies and on terms and conditions satisfactory to Bank, in its discretion. The policies of Insurance and renewals thereof must, when issued, be immediately delivered to Bank to be held by it, and all insurance policies must provide for at least thirty days (30) prior written notice of cancellation to Bank. Mortgagor will pay all premiums for the Insurance when due and immediately deliver to Bank official receipts therefor. In the event of loss, Mortgagor will give immediate notice by mail to Bank, who may make proof of loss if not made promptly by Mortgagor. All Insurance is hereby assigned to Bank and it is and will be a part of the Collateral. Each insurance company concerned is hereby authorized and directed to make payment of any loss directly to Bank, instead of Mortgagor and Bank jointly. The proceeds of any Insurance, or any part thereof, shall be applied by Bank in accordance with the Loan Agreement.

If required by Bank, Mortgagor will after the occurrence and during the continuance of an Event of Default, pay to Bank, or to Bank’s authorized representative, in escrow, the known or estimated yearly amounts for any one or more of the following relating to the Collateral (“Escrow”): taxes, public or private assessments, levies and charges, repairs and replacements, and premiums for Insurance. The terms of the Escrow, including the amounts to be paid and the date or dates on which such payments are to be made by Mortgagor, will be set by Bank at the time Bank requires the establishment of the Escrow, and such terms may be changed by Bank at any time, in its sole discretion.

Mortgagor will keep the Collateral in good order, repair and condition. Mortgagor will not commit or permit any waste to the Collateral. Mortgagor will promptly complete any construction of improvements or furnishing of improvements, and Mortgagor will make all repairs, replacements, additions and improvements to the Collateral as are necessary or otherwise appropriate to maintain the Collateral in a good condition and state of repair — all such construction, furnishing, repairs, replacements, additions and improvements to be lien free as undertaken and when completed. Mortgagor will do and cause to be done — and refrain from doing and causing to be done — such acts relating to the Collateral as Bank may, from time to time, reasonably request. Bank and its authorized representatives will have the right to go upon and inspect at any time the Collateral.

Mortgagor will perform, as and when required, all of its obligations under any and all contracts Mortgagor enters into from time to time with respect to the Collateral, including paying and causing others acting under or on the account of Mortgagor to pay, all persons required to be paid for labor, services, materials, supplies, fixtures, parts, products or equipment furnished to or in connection with the Collateral as and when such persons are required to be so paid pursuant to the governing agreements, including without limitation, any terms governing dispute resolution. Mortgagor will not, without the prior written approval of Bank, terminate or significantly modify any present or future material contracts relating to the Collateral, including any Leases.

Mortgagor will maintain, protect and preserve the liens and security interests of Bank in the Collateral and the lien position of Bank in the Collateral, including (1) the filing of “claims” under insurance policies within the time periods required under such policies, (2) the filing of appropriate notices, claims and pleadings in any condemnation actions and (3) defending the title to the Collateral and Bank’s liens and security interests therein against adverse claims of any person.

Mortgagor will furnish to Bank, at the sole cost and expense of Mortgagor, such financial and other information respecting Mortgagor and its businesses, including the Collateral, as Bank may from time to time reasonably request. Bank and its authorized representatives will also have the right to audit/copy the books and records maintained and kept in connection with Mortgagor’s businesses, including the Collateral, which books and records will be kept and maintained by Mortgagor in accordance with generally accepted accounting principles. Mortgagor represents and warrants to Bank that Mortgagor has filed and will continue to file, as and when required, all federal, state, local and other tax returns which are required to be filed by it, and has and will continue to pay all taxes due or to be due under such returns.

Mortgagor will give Bank prompt written notice of the institution or threatened institution of any proceedings for eminent domain or for the condemnation of the Collateral or any part or parts thereof. To the extent permitted by applicable law, all compensation, awards and recoveries (collectively “awards”) for or from any condemnation or taking, or proceedings in-lieu thereof, of all or any part of the Collateral or for any damage or injury to it or any loss or diminution in value of the Collateral by reason of the condemnation or other taking, or proceedings in-lieu thereof, of all or any part of the Collateral, are hereby assigned to and will be paid to Bank for application, at Bank’s option, either to the reduction of the Indebtedness and other obligations secured by this Mortgage, or to the restoration or repair of the Collateral. To the extent applicable law does not permit the application of all or any portion of such awards as aforesaid, and without limiting or negating Bank’s existing security interest and lien therein but in furtherance thereof, any awards that can not be so applied are hereby assigned to and Bank is hereby granted a security interest in and lien upon all such awards; and to perfect said security interest and lien, such awards will be paid to Bank, or Bank’s designee, to be held under this Mortgage as additional security for payment of the Obligations and all other Indebtedness and obligations secured by this Mortgage. Mortgagor will execute such further assignments of any such awards as Bank may require.

Mortgagor will not voluntarily or involuntarily, through its direct actions or inactions or indirectly through the actions or inactions of others, sell, assign, convey-in-lieu-of-condemnation, encumber, grant a lien or security interest, lease, demise, rent, transfer, convey or otherwise dispose of all or any part of the Collateral, or any interest, right or estate therein.

Mortgagor will not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Land, whether public or private. Mortgagor will not change the current use being made of the Land or any material part or parts of the remaining Collateral.

Covenants — Leasehold

Mortgagor’s interest in and to the Land is a leasehold interest under the following Lease: Site Lease Agreement dated July 22, 2008 between Charlotte County and North American National Resources — Southeast, L.L.C. and assigned to the Mortgagor, as amended (“Leasehold”).

Mortgagor will: (1) pay the rent reserved by the Leasehold, as the same becomes due and payable; (2) promptly perform and observe all of the covenants, terms and conditions required to be performed or observed by the tenant under the Leasehold, and do all things necessary to preserve and keep unimpaired its rights thereunder; (3) promptly notify Bank in writing prior to the scheduled date for the exercise by Mortgagor or any other person of, or any unscheduled exercise by Mortgagor or any other person of, any preemptive rights under the Leasehold, including any options to renew, extend or purchase under the Leasehold, or of the commencement of a proceeding under the federal bankruptcy laws or any state insolvency, receivership or other similar laws by or against the landlord under the Leasehold; (4) in case any proceeds of the Insurance upon the Collateral or any part thereof are deposited with any person other than Bank pursuant to the requirements of the Leasehold or any of the Loan Documents, promptly notify Bank in writing of the name and address of the person with whom such proceeds have been deposited and the amount so deposited; (5) promptly notify Bank in writing of (i) any default under the

Leasehold by any party thereto, including Mortgagor, (ii) the nature of any default and the steps being taken to cure said default, and (iii) any action taken or threatened to be taken by any party to the Leasehold on account of the default; and (6) promptly notify Bank in writing of any request made by any party to the Leasehold to the other party or parties thereto for arbitration or appraisal proceedings pursuant to the Leasehold, and of the institution of any arbitration or appraisal proceedings, and promptly deliver to Bank a copy of the determination of the arbitrators or appraisers in each such proceeding.

Mortgagor will not surrender nor permit the Leasehold or any leasehold estate and interest therein to be surrendered, nor terminate or cancel or permit the termination or cancellation of the Leasehold. Mortgagor will not, without the prior written consent of Bank, either orally, in writing or electronically, (1) exercise any preemptive rights under the Leasehold, including any purchase options or rights of first refusal, or (2) modify, change, supplement, alter or amend the Leasehold. Mortgagor assigns to Bank all of its preemptive rights under the Leasehold and all of its rights, privileges and prerogatives under the Leasehold to terminate, cancel, modify, change, supplement, alter and amend the Leasehold. Any exercise of preemptive rights by Mortgagor or any other person under the Leasehold or any termination, cancellation, modification, change, supplement, alteration or amendment of the Leasehold by Mortgagor or any other persons, without the prior written consent thereto by Bank, will not be binding upon Bank or enforceable against Bank.

Mortgagor grants to Bank and its authorized representatives and agrees that Bank and its authorized representatives will have the absolute and immediate right, in Bank’s sole discretion, to prevent or to cure any default by Mortgagor under the Leasehold and, in connection therewith, contact, negotiate and settle with the landlord and other parties to the Leasehold, or enter in and upon the Land to such extent and as often as Bank, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by Mortgagor. Bank may pay and expend such sums of money as Bank, in its sole discretion, deems necessary for any purpose related to the Leasehold, including all those listed in this paragraph.

Unless Bank otherwise expressly consents in writing, the title to the Land and the leasehold estate thereunder will not merge, but will always remain separate and distinct, notwithstanding the union of such estates either in Mortgagor or in a third person by purchase or otherwise. Without limiting the foregoing, but in furtherance thereof, Mortgagor agrees that if Mortgagor, at any time prior to payment in full of the Obligations and other Indebtedness and obligations secured by this Mortgage, acquires fee simple title or any other greater estate to the Land, the lien of this Mortgage will attach to, extend to, cover and be a lien upon such fee simple title or such greater estate.

Assignment of Rents

As further security for the payment of the Obligations and the other Indebtedness and obligations secured by this Mortgage, Mortgagor assigns to Bank all Leases and Rents. Bank will have the absolute and unconditional right, upon the occurrence of an Event of Default hereunder, either by entering upon and taking possession of the Collateral, or otherwise, to do or cause to be done any one or more of the following, among other things: (1) to complete the construction and furnishing of any improvements and to make all repairs, replacements, additions and improvements to the Collateral as are necessary or otherwise appropriate to maintain the Collateral in a good condition and state of repair; (2) rent or continue renting the Collateral or any part or parts thereof or interests therein, at any reasonable rate of rent determined by Bank; (3) manage and operate the Collateral in such manner as Bank deems necessary or appropriate; and (4) collect the Rents and, after deducting from any Rents actually collected the costs and expenses incurred by Bank relative to any of Bank’s foregoing activities, to apply the remainder to payment of the Obligations and any other Indebtedness and obligations secured hereby, in such order as Bank may determine, unless a specific order of application is mandated under applicable laws.  If Mortgagor has executed and delivered to Bank one or more separate assignments of leases, rents and profits, those assignments and the rights and interests created therein will be in addition to and not in substitution of this Mortgage and the rights and interests created hereby and this Mortgage will be in addition to and not in substitution of those separate assignments and the rights and interests created thereby.

Security Agreement

Mortgagor grants to Bank a security interest in the Personalty and any of the other Collateral constituting personal property for the purpose of securing the payment of any and all of the Indebtedness and other obligations secured by this Mortgage, including the Obligations. This Mortgage constitutes a “security agreement” with respect to the Personalty and any of the other Collateral constituting personal property as that term is now or hereafter used in the Uniform Commercial Code (“UCC”) as enacted in the jurisdiction whose laws govern this Mortgage. Bank, in addition to its other rights and remedies, will have all of the rights and remedies provided to a secured party now or hereafter under the UCC as enacted in such jurisdiction, including the right to proceed against the Personalty and any of the other Collateral constituting personal property in accordance with the provisions of the UCC relating to default and enforcement of a security interest by a secured party, or to proceed as to the Collateral, including that which constitutes personal property, in accordance with laws applicable to foreclosure of real estate interests in the jurisdiction whose laws govern this Mortgage, as provided herein.  If Mortgagor has executed and delivered to Bank one or more separate security agreements, those security agreements and the security interests created therein will be in addition to and not in substitution of this Mortgage and the liens and security interests created hereby and this Mortgage will be in addition to and not in substitution of those other security agreements and the security interests created thereby.  Mortgagor authorizes Bank to file one or more financing statements as Bank deems necessary or appropriate to perfect Bank’s security interest in the Personalty and any of the other Collateral.

Default

The occurrence of any one or more of the following events will constitute a default or an event of default hereunder (“Default” or “Event of Default”): (1) the occurrence of any default or event of default under the Obligations or any of them if more than one, including a failure of Mortgagor to make any payments when due under any of the Obligations, and the failure of such default or event of default to be cured within any applicable grace periods thereunder; (2) Mortgagor’s default under, breach, or failure to perform any material covenant, representation, warranty, term, condition or provision contained in this Mortgage or any of the other Loan Documents, or any other person obligated for payment of any of the Obligations breaches, defaults under or fails to perform any of such person’s material obligations under any of the Loan Documents, and any such defaults, breaches or failures to perform are not remedied to Bank’s satisfaction within three (3) days following notice thereof having been given by Bank to Mortgagor or such other person, as applicable, for monetary breaches or defaults and within fifteen (15) days following notice thereof having been given by Bank to Mortgagor or such other person, as applicable, for non-monetary breaches or defaults; (3) the actual or threatened destruction, demolition, injury or waste to, or taking by condemnation or other eminent domain proceeding of, the Collateral, or any material part or parts thereof, which, in the sole opinion of Bank, impairs the Collateral’s value or may impair its value in any material respect, or threatens the prospect of timely payment and performance by Mortgagor or any other person of any material obligations under this Mortgage or any of the other Loan Documents; (4) the filing or attachment of a lien, security interest or other claim against the Collateral or any part or parts thereof, or interest therein, except ad valorem property taxes for the then current year and a lien or security interest in Bank’s favor, or any of Mortgagor’s other assets, or any material part or portion thereof, or the assets or any material part or portion thereof of any other person obligated for payment of any of the Obligations, are attached, seized, subjected to a writ or distress warrant, or are levied upon, and any such attachments, seizures, warrants or levies are not fully discharged within thirty (30) days following the date thereof or bonded off in a manner satisfactory to the Bank; (5) Mortgagor’s insolvency or bankruptcy or the insolvency or bankruptcy of any other person obligated for payment of any of the Obligations, or the appointment of a receiver for Mortgagor or any other person obligated for payment of any of the Obligations, or any of their respective assets; (6) the making or existence of a material misrepresentation in any loan application or other information provided at any time by Mortgagor or by any other person obligated for payment of any of the Obligations, to Bank in connection with the Obligations; (7) Mortgagor’s default under any other Indebtedness or other obligation Mortgagor now owes Bank or which Mortgagor may in the future owe to Bank, or the occurrence of a default under any other present or future Indebtedness or obligation owing to Bank by any other person obligated for payment of any of the Obligations, and the failure of such defaults to be cured within any applicable grace periods; (8) the occurrence of an event of default or other breach under the covenants, terms or conditions of any instrument or other agreement to which this Mortgage is subordinate or which is subordinate to this Mortgage, and the failure of such defaults to be cured within any applicable grace periods; (9) if Mortgagor or any other person obligated for payment of any of the Obligations is an individual, Mortgagor or such other person dies or becomes physically disabled or mentally incompetent, or if Mortgagor or any other person obligated for payment of any of the Obligations is not an individual, Mortgagor or such other person dissolves, terminates its existence, suspends or ceases its business operations or any material part or parts thereof, reorganizes or reconstitutes itself or its ownership structure or merges or consolidates with or into another person, or a Change in Control of the Mortgagor occurs, whether in Mortgagor, such other person, any of Mortgagor’s or such other person’s respective general partners or members, or otherwise; (10) a determination by Bank that the Collateral or any material part or parts thereof have suffered a substantial decline in value or that a substantial decline in value is probable; (11) a determination by Bank that the prospect of payment or performance by Mortgagor or any other person obligated under all or any of the Loan Documents is insecure in any material respect, or that a material adverse change in the financial condition of Mortgagor or such other person has occurred since the date of this Mortgage; or (12)

Mortgagor’s breach of any of the material covenants, terms or conditions contained in the Leasehold or the occurrence of another default under the Leasehold and the failure of such breach or default to be cured within any applicable grace periods thereunder.

Remedies

Upon the occurrence of an Event of Default or any other event defined in this Mortgage as an “event of default” or a “default”, Bank will have the right, at its option, (1) to declare all amounts payable under the Obligations, or any one or more of them if more than one, as well as any or all of the other Indebtedness and obligations secured hereby that are not already due hereunder, to be immediately due and payable without notice or demand, whereupon the same will become immediately due and payable, regardless of the maturity date thereof, and (2) to exercise any and all of Bank’s other rights and remedies under this Mortgage and the other Loan Documents, as well as any additional rights and remedies Bank may have at law or in equity that are necessary or otherwise appropriate, in Bank’s opinion, for Bank to recover full payment of, and to receive or realize full satisfaction on, each one of and all of the Obligations and other Indebtedness and obligations secured by this Mortgage, including Mortgagor’s and any other person’s Indebtedness and obligations under this Mortgage and the other Loan Documents. Bank’s rights and remedies will include foreclosing on the Collateral under the power of sale contained in this Mortgage if such remedy is available or becomes available in the State of Florida, or proceeding at law through a judicial foreclosure on the Collateral.

Foreclosure

Upon the occurrence of an Event of Default or any other event defined in this Mortgage as an “event of default” or “default”, Bank is authorized and will have the power to foreclose this Mortgage through one or more suits at law, proceedings in equity or any other proceedings relating to foreclosure of mortgages or collection of Indebtedness secured by a mortgage which are permissible at the time of the occurrence of the Event of Default or other event defined in this Mortgage as an “event of default” or “default”, including power of sale if such remedy is available or becomes available in the State of Florida, or judicial foreclosure, without declaration of such option and without notice to Mortgagor, unless notice is required by applicable law. In any proceeding to foreclose this Mortgage or otherwise to collect on the Obligations and other Indebtedness and obligations secured hereby, Bank may sell or cause to be sold at one or more sales the Land and all of the other Collateral constituting real property, together with the Personalty and other Collateral constituting personal property if Bank so chooses, and such part or parts thereof or interests therein as Bank may select, in order to pay the Obligations and all other Indebtedness and obligations secured hereby, together with all expenses of sale and of all proceedings in connection therewith, including reasonable attorneys’ fees actually incurred and all costs of such sale or sales.

In furtherance of the provisions in the above paragraph of this Section and in order to provide Bank the widest possible discretion permitted by law with respect to all aspects of any sale or sales — which Mortgagor agrees Bank is entitled, in the event of any sale or sales under this Mortgage pursuant to any order in any judicial proceedings or otherwise, the Land and all of the other Collateral constituting real property may be sold as an entirety or in separate parcels at one or more sales and in such manner or order as Bank in its sole discretion may elect, and if Bank so elects, Bank may sell the Personalty and other Collateral constituting personal property covered by this Mortgage with the Land and all of the other Collateral constituting real property, or at one or more separate sales in any manner permitted by the Uniform Commercial Code of the State of Florida, and one or more exercises of the rights and remedies herein granted will not extinguish nor exhaust such rights and remedies until the entire Collateral is sold or the Obligations and other Indebtedness and obligations secured hereby are paid in full.  Without limiting the foregoing, but in furtherance thereof, if the Obligations or any of them, or any of the other Indebtedness or obligations secured hereby are secured by any other mortgage, deed to secure debt, deed of trust, security deed, security agreement, pledge, assignment, guaranty or other supporting obligation or other security document, Bank may, at its option, exhaust the remedies granted under any of said security documents either concurrently, alternately, successively or independently, and in such order and at such time or times as Bank may determine in its discretion.

Unless a different order of application is mandated under applicable law, proceeds derived from any sale as provided above will be applied to pay, first, costs and expenses of the foreclosure proceeding, including court costs, reasonable attorneys’ fees and fees of legal assistants, as well as fees of other professionals such as accountants, reasonable auctioneers’ fees if such expenses have been incurred and any other expenses or advances made or incurred in the protection of the rights of Bank or in the pursuit of any remedy hereunder; second, to taxes and assessments due and unpaid, if Bank deems it appropriate to do so; third, to the payment of the Obligations and any other Indebtedness and other obligations secured by this Mortgage in such order as Bank determines, in its discretion; and fourth, the balance, if any, to the person or persons entitled thereto, or if a conflict exists as to the person or persons entitled thereto, the same will be held by or paid to the circuit court in the county in which the foreclosure was held.

Upon any foreclosure sale or sales of all or any portion of the Collateral as provided herein, Bank may bid for and purchase the Collateral through a credit bid against the Obligations and other Indebtedness and obligations secured hereby, or otherwise.

Appointment of Receiver

Bank will have the absolute and unconditional right, upon the occurrence of an Event of Default hereunder, to apply for and to obtain the appointment of a receiver or similar official for all or a portion of the Collateral, to do or cause to be done any one or more of the things Bank is permitted or authorized to do with respect to the Collateral, or any part or parts thereof or interests therein, under this Mortgage after the occurrence of an Event of Default, including those things listed in the Section of this Mortgage entitled “Assignment of Rents”. With respect to any Rents collected by the receiver or similar official, such Rents will be applied first to payment of the costs and expenses incurred by the receiver or other similar official relative to the Collateral and the performance of its duties and responsibilities with respect thereto, including payment of all costs and expenses of constructing or furnishing any improvements and managing and operating the Collateral, and second, to the payment of the Obligations and any other Indebtedness and obligations secured hereby, in such order as Bank may direct in its sole opinion, unless a specific order of application is mandated under applicable laws. In the event Bank does apply for a receiver or other similar official, Mortgagor consents to the appointment of such receiver or similar official without prior notice to Mortgagor and without the receiver or similar official having to post a bond or other security.

Protection of Security

Both before and after the occurrence of an Event of Default, Bank may do and cause to be done any one or more of the following, all at its option and without any obligation to do so: (1) pay any out-of-pocket sums for which Mortgagor or any other person is obligated to pay under any of the Loan Documents; (2) perform or cause to be performed the obligations of Mortgagor or any other person under any of the Loan Documents; and (3) take such other actions as Bank deems necessary to maintain, repair, restore, preserve, protect and safeguard the Collateral and to maintain, protect, preserve and enforce the liens and security interests created by any one or more of the Loan Documents, including completing any construction related to the Collateral, completing furnishing of the Collateral, managing the Collateral and selling, transferring or otherwise disposing of the Collateral. In connection with any and all of the foregoing Bank may advance, pay or expend such sums as Bank, in its discretion, deems proper or necessary. Bank’s doing of any of the foregoing will not constitute a waiver of any Event of Default or right arising because of an Event of Default.

Payment of Costs and Expenses

Without limiting any other provision of this Mortgage relating to Mortgagor’s payment of costs and expenses incurred by Bank and those incurred by others on behalf of Bank, but in addition thereto, Mortgagor will pay to Bank, on demand, each and all of any out-of-pocket costs and expenses incurred by Bank, incurred by others on behalf of Bank or incurred by Bank for Mortgagor in order to meet Bank’s requirements under the Commitment. Mortgagor will pay to Bank, on demand, any and all out-of-pocket costs and expenses incurred or paid by Bank and those incurred or paid on behalf of Bank in doing any one or more of the following: (1) in maintaining, protecting, preserving and enforcing Bank’s liens and security interests in the Collateral, or in maintaining, repairing, restoring, preserving, protecting and safeguarding the Collateral, including all out-of-pocket costs and expenses incurred or paid in completing any construction related to the Collateral, completing furnishing of the Collateral, managing the Collateral or selling, transferring or otherwise disposing of the Collateral; (2) in collecting any amount due and owing under each one of and all of the Loan Documents; and (3) in undertaking or otherwise enforcing Bank’s other rights and remedies hereunder and under the other Loan Documents with respect to the Collateral and the Indebtedness and other obligations evidenced or secured by any one or more of the Loan Documents, including enforcement of any and all of Mortgagor’s performance obligations.  All of the foregoing costs and expenses will be paid with interest thereon at the Contract Rate from the date paid or incurred by or on behalf of Bank until such costs and expenses are paid by Mortgagor.  All sums so paid and expended by Bank, and the interest thereon, will be added to and be secured by Bank’s liens and security interests in the Collateral.

Cancellation of Mortgage

If at any time during the period of this Mortgage there is no balance outstanding under any of the Obligations, no obligation, whether obligatory, non-obligatory or otherwise, of Bank to make any further or additional advances to any person under the Obligations or otherwise under any of the Loan Documents, and all Indebtedness and other obligations secured by this Mortgage and secured or evidenced by any of the other Loan Documents have been paid and satisfied in full, Bank will, upon written request of Mortgagor and at Mortgagor’s costs and expense, if permitted by applicable law, execute and deliver to Mortgagor a reconveyance or satisfaction of this Mortgage. Unless earlier cancelled as provided in the preceding sentence and without extending the due date of any payment and the date of performance of any obligation under this Mortgage or any of the other Loan Documents, and assuming no other provision in this Mortgage specifically provides to the contrary, the period of this Mortgage (including its lien and security interest) and the period by which all of the terms and conditions of this Mortgage are required to be finally and fully performed will be a date thirty (30) years from the date of this Mortgage.

General Terms

This Mortgage and the other Loan Documents, including the Obligations, are incorporated into each other and they are each a part of the other.

The terms and conditions of one or more of the Loan Documents may include, among other things, provisions for the increase or decrease in the principal amount of the Obligations, adjustment of the interest rate or rates applicable to the Obligations, adjustments in payments relative to the Obligations and extension or renewal of the maturity date or dates of the Obligations. One or more of the Loan Documents may also contain provisions permitting other adjustments in the Obligations and the other Indebtedness and obligations secured hereby.

All of the Loan Documents will be applied and enforced in harmony with and in conjunction with each other to the end that Bank realizes fully upon its rights and remedies in each and the liens and security interests created by each; and, to the extent conflicts exist between this Mortgage and the other Loan Documents, including conflicts relative to the meanings/use of terms, they will be resolved in favor of Bank for the purpose of achieving the full realization of Bank’s rights and remedies and the liens and security interests as aforesaid.

The recitals are part of this Mortgage. All exhibits and other attachments to this Mortgage are incorporated herein.

If two or more persons have joined as Mortgagor, each of the persons will be jointly and severally obligated to perform Mortgagor’s obligations in this Mortgage.

Mortgagor’s representations and warranties to Bank in this Mortgage and the other Loan Documents will be deemed continuing representations and warranties from Mortgagor to Bank.

Mortgagor will indemnify, defend and hold harmless Bank from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, judgments, costs and expenses (including clean-up costs) of every kind and nature suffered by or asserted against Bank from (1) a breach by Mortgagor of any material warranty or representation made by Mortgagor in this Mortgage or any of the other Loan Documents, or any material warranty or representation made by Mortgagor in this Mortgage or any of the other Loan Documents being false or untrue in any material respect, (2) a breach by Mortgagor of any material covenant or agreement made or given by Mortgagor in this Mortgage or any of the other Loan Documents, (3) suits, actions or other proceedings by any receiver, trustee in bankruptcy, debtor-in-possession or other person on account of any alleged preference or fraudulent transfer received or alleged to have been received from Mortgagor or any other person as the result of any transaction under this Mortgage or any of the other Loan Documents, or (4) suits, actions or proceedings to recover damages or other relief, whether legal or equitable, for any acts or omissions of Bank in pursuing its rights or remedies under this Mortgage or any of the other Loan Documents against Mortgagor or any other person obligated on any of the Obligations, or the Collateral. Mortgagor’s obligations under this indemnification will survive termination or cancellation of this Mortgage and the other Loan Documents.

Mortgagor waives the benefit of all present and future homestead, appraisement, valuation, stay, extension, reinstatement and redemption laws, and all rights to require marshalling.

Mortgagor, to the extent permitted by law, waives any right to a trial by jury in any action arising from or related to this Mortgage.

This Mortgage will be governed by and construed in accordance with the laws of the State of Florida, excluding, however, the conflict of law and choice of law provisions thereof.

All of Bank’s rights and remedies under this Mortgage and under the other Loan Documents and those available to Bank at law and in equity, may be exercised by Bank from time to time concurrently, alternatively, successively or cumulatively, as Bank elects; and unless otherwise specifically provided to the contrary herein, such rights and remedies may be exercised both before and after the occurrence of a Default.

No delay or forbearance by Bank in exercising any of its rights and remedies under this Mortgage or under any of the other Loan Documents, or its rights and remedies otherwise afforded by law or in equity will operate as a waiver thereof or preclude the exercise thereof at any subsequent time.

If any provision under this Mortgage or any of the other Loan Documents is prohibited or invalid under any applicable laws, such provision will be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Mortgage or the other Loan Documents.

Mortgagor does hereby irrevocably constitute and appoint Bank its true and lawful attorney with full power of substitution, for it and in its name, place and stead, to do or cause to be done such acts as Bank, in its sole discretion, deems necessary and advisable to effect the terms and conditions of this Mortgage and the other Loan Documents and to otherwise realize Bank’s rights, authority and powers hereunder and thereunder, and the benefits provided to Bank herein and therein. The foregoing appointment is and the same will be coupled with an interest in Bank’s favor.

Subject to the limitations on Mortgagor’s right to assign set forth herein and any other limitations on assignment in any of the other Loan Documents, the covenants, terms and conditions contained in this Mortgage will bind, and the benefits and powers will inure to, the respective heirs, executors, administrators, successors and assigns of the parties hereto. At any time or times and without notice to Mortgagor or any other person, Bank may assign any or all of the Obligations or sell or transfer one or more participations in any of the Obligations, and in connection with any such assignments, sales or other transfers, may assign Bank’s rights and benefits under this Mortgage and any of the Loan Documents in whole or in part; and, this Mortgage will apply to, be binding upon and inure to the benefit of each one of and all of Bank’s participants, successors and assigns, including any agent that may administer or service any of the Obligations for any holder of any of the Loan Documents, or any assignees, transferees or participants.

All notices and other communications under this Mortgage will be deemed given when mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses of the parties as set forth in this Mortgage. Mortgagor and Bank may, by written notice given hereunder, designate a different address where communications should be sent and Bank may direct, by notice to Mortgagor, for communications to be sent electronically or in some other non-tangible medium.

This Mortgage may be changed only by an agreement in writing signed by Bank and Mortgagor, unless otherwise provided herein.

Bank may retain this Mortgage and the other Loan Documents in an electronic medium or other non-tangible medium that permits such records to be retrieved in a perceivable form.

Definitions

In this Mortgage the following terms and phrases will have the meaning ascribed to them below, and any terms or phrases used in this Mortgage that are not defined herein or whose uses are not explained herein but that are defined in any of the other Loan Documents, or the uses thereof are explained in any of the other Loan Documents, will have the meanings/uses given in such other Loan Documents.

“Commitment” means the term sheet dated October 5, 2011 between the Mortgagor and the Bank.

“Contract Rate” means the contract rate at which interest accrues from time to time on the Obligations, or if there is more than one, the highest rate under all of the Obligations; and if interest accrues at different contract rates, any one of the contract rates which interest accrues as selected by Bank, in its sole discretion, which rate may be fixed or variable.

“Indebtedness” means with respect to any person, any and all of the following indebtedness, obligations and liabilities, together with any and all renewals, extensions, modifications, amendments, changes, consolidations, replacements or substitutions thereof or therefor, whether jointly with others or individually, as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated: (i) all indebtedness, obligations and liabilities of such person for money borrowed; (ii) all indebtedness, obligations and liabilities of such person for the acquisition of property; (iii) all indebtedness, obligations and liabilities secured by any lien on the property of such person whether or not such indebtedness, obligations and liabilities are the personal obligation of such person; (iv) all indebtedness, obligations and liabilities of such person by way of endorsements (other than for collection or deposit of negotiable instruments in the ordinary course of business); (v) all indebtedness, obligations and liabilities of such person under agreements relating to derivatives transactions (e.g. interest rate swaps, caps, floors or collar transactions, or other similar transactions made pursuant to an International Swap Dealers Association, Inc. Master Agreement or similar agreement); (vi) all contingent obligations; (vii) all capitalized leases; (viii) all synthetic leases; (ix) and, all other items which in accordance with GAAP are classified as liabilities on a balance sheet, provided, however, with respect to the foregoing, “Indebtedness” will not include any consumer credit as defined under the Federal Reserve Board’s Regulation Z (Truth-in-Lending)(12 CFR 226 et. seq.), and (2) current casualty or liability insurance premiums that are at any time financed in ordinary course of Mortgagor’s business by a third-party in the business of financing insurance premiums.

“Land” means the real property described on Exhibit A attached hereto, together with (i) all buildings and other improvements now located thereon and all buildings and improvements located thereon in the future and (ii) all rights now or in the future appurtenant thereto.

“Leases” means all present and future leases, rental agreements and other demising agreements with respect to either or both the Land and Personalty, or any part or parts thereof or interests therein, now existing or hereafter made, executed and delivered (whether written, electronic or verbal), and all present and future extensions, renewals, modifications and amendments thereof, and substitutions and replacements therefor and all present and future security deposits and escrows related thereto.

“Loan Documents” means this Mortgage, the evidences of the Obligations, including the Note, the loan agreements and other credit agreements executed/delivered or to be executed/delivered in connection with any one or more of the Obligations, and any other instruments, agreements, statements, reports, opinions, resolutions, certifications, affidavits, documents and records now or hereafter evidencing any one or more of the Obligations, securing any one or more of the Obligations or delivered or furnished in connection with any one or more of the Obligations, which may include deeds to secure debts, security deeds, mortgages, deeds of trust, assignments, security agreements, pledge agreements, guaranty agreements, control agreements, collateral assignments, financing statements, opinions, resolutions, certifications, affidavits and rate management agreements. A reference to the Loan Documents includes each one of and all such documents as amended, modified, extended, renewed, supplemented, restated, substituted or replaced from time to time, whether in whole or in part.

“Mortgage” means this Mortgage.

“Obligations” means, as the context requires, either or both an Indebtedness and the evidence of an Indebtedness secured by this Mortgage as described in the recitals to this Mortgage, and includes extensions, renewals, modifications, amendments, changes, substitutions and replacements thereof and therefor, in whole and in part.

“Personalty” means all furnishings, fixtures, equipment, inventory and other tangible personal property, both now owned and all of the foregoing which may be hereafter acquired by Mortgagor, that are or may be in the future incorporated into, made a part of, attached to, located on, under or above, contained in, or used in connection with either or both the Land and Improvements, or any portion thereof or appurtenances thereto, wherever located, whether in Mortgagor’s possession and control, in transit or in storage and all replacements thereof, all articles in substitution therefor and all accessions thereto, whether or not the same are or will be attached to the Land in any manner, together with all accounts, promissory notes and other instruments, chattel paper (both tangible and electronic), contracts and contract rights, documents, deposit accounts, monies, investment property, financial assets and general intangibles of every nature and kind related to, used in connection with or arising out of or from the Collateral, both now owned and all of the foregoing which may be hereafter acquired by Mortgagor, and all property described in any collateral assignments to the extent the same constitutes personal property, together with proceeds and products of all the foregoing and books and records related to all of the foregoing.

“Rate Management Transaction” means any transaction and all agreements with respect thereto, now existing or hereafter entered into between Mortgagor and Bank or others on Bank’s behalf, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction or any combination thereof (including any option with respect to any of these transactions), whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures (the agreements relating to Rate Management Transactions are part of the Loan Documents).

“Rents” means all present and future rents, issues, profits, revenues, royalties, accounts, moneys, rights and other benefits arising from, related to and otherwise connected to or flowing from all, or any part or parts of any one or more of the Land, Personalty and Leases, or interests therein.

Use of Terms

In using and applying the various terms, provisions and conditions in this Mortgage, the following will apply: (1) words in the neuter gender mean and include correlative words of the feminine and masculine genders and words importing the singular numbered meaning include the plural number or a collective reference, and vice versa; (2) as the context requires, “and” may have a joint meaning or a several meaning and “or” may have an inclusive meaning or an exclusive meaning; (3) the word “all” includes “any” and the word “any” includes “all”; (4) the words “include” or “including” will mean “without limitation”; (5) words importing persons include individuals and organizations; (6) the phrase “costs and expenses”, or variations thereof, will include fees of receivers or other similar officials, reasonable attorneys’ fees and fees of legal assistants, reasonable fees of accountants, engineers, surveyors, appraisers and other professionals or experts, and the costs and expenses incurred by any of the foregoing, whether in the investigation, prosecution or defense of any matter or otherwise, and inclusive of fees, costs and expenses of the foregoing incurred in connection with and during the pendency of the reorganization, receivership, insolvency or bankruptcy of Mortgagor or any person obligated for payment of any of the Obligations; and (7) any reference to the “Collateral” includes, as the context requires, all of the Collateral, part or parts thereof and interest or interests therein.

Jurisdiction Specific Provisions

Future Advance Mortgage. This Mortgage secures not only existing Indebtedness, but future advances, whether such future advances are obligatory or to be made at the option of Bank or otherwise, all as provided in and with the force and effect as set forth in this Mortgage and in Section 697.04 of the Florida Statutes (1997), as amended from time to time (“Fla. Stat.”) (including, without limitation, lien priority for all advances as provided in such statute).

Additional Event of Default.  In addition to the Events of Default set forth in this Mortgage under the Section entitled “Default” and elsewhere, the following will be an Event of Default under this Mortgage:  If Mortgagor, pursuant to Fla. Stat. §697.04(1)(b) will file a notice limiting the maximum principal amount that may be secured by this Mortgage.

Assignment of Rents.  Without limiting Bank’s rights and remedies under this Mortgage, including those set forth in the Section entitled “Assignment of Rents”, but in addition thereto, Bank will have the rights and remedies, and will be entitled to all of the benefits available to a “mortgagee” under the provisions of Fla. Stat. §697.07; and the provisions of Fla. Stat. §697.07 and the rights and remedies set forth in the Section entitled “Assignment of Rents” and elsewhere in this Mortgage will be applied in such a manner so as to ensure to Bank repayment of the Obligations and all other Indebtedness or obligations secured by this Mortgage.

[Signatures Appear on the Following Page]

EXECUTED by the undersigned under SEAL as of the date of this Mortgage.

WITNESS:	GES — PORT CHARLOTTE, LLC
	By:	Lime Energy Asset Development, LLC, its sole member and manager

		By:	(SEAL)
Eric Dupont
President

COMMONWEALTH/STATE OF	: )
) ss.
COUNTY OF , TO WIT:	)

I, the undersigned Notary Public, in and for the jurisdiction aforesaid, do hereby certify that, Eric Dupont, as President of Lime Energy Asset Development, LLC, the sole member of GES-Port Charlotte, LLC, known to me to be, or satisfactorily proven to be the person whose name is subscribed to the foregoing document, personally appeared before me in the jurisdiction set forth above and acknowledged himself to be the GES-Port Charlotte, LLC a Georgia limited liability company, and that he/she, in such capacity, being authorized so to do, executed the foregoing document for the purposes therein contained, by signing his name on behalf of the limited liability company.

GIVEN under my hand and seal this day of , 2011.

(SEAL)
Notary Public

My Notary Registration number is:

My commission expires:

EXHIBIT A

PROPERTY DESCRIPTION

A Lease Area, being a portion of the Zemel Road Landfill lying in Section 25, Township-42-South, Range-23-East, Charlotte County, Florida, and being more particularly described as follows: Lease 1

Commence at the Northwest corner of said Section 25; thence South 89°31’42” East, along the North line of said Section, being the same as the North right-of-way line of Zemel Road (a 60 foot right-of-way as now established), 59.24 feet; thence South 00°18’08” West, departing said North line, 60.00 feet to the South right-of-way line of said Zemel Road; thence continue South 00°18’08” West, 841.60 feet; thence North 90°00’00” East,, 124.07 feet to a point of curvature; thence Southeasterly along the arc of a curve concave Southwesterly and having a radius of 100.00 feet, through a central angle of 71°33’54” an arc distance of 124.90 feet to a point of tangency, said curve being subtended by a chord bearing and distance of South 54°13’03” East, 116.94 feet; thence South 18°26’06” East, 43.29 feet to a point of curvature; thence Southeasterly along the arc of a curve concave Northeasterly and having a radius of 550.00 feet, through a central angle of 21°12’19” an arc distance of 203.55 feet to a point of tangency, said curve being subtended by a chord bearing and distance of South 29°02’15” East, 202.40 feet; thence South 39°38’24” East, 276.87 feet; thence Southeasterly along the arc of a curve, non-tangent to last described line, concave Southwesterly and having a radius of 458.29 feet, through a central angle of 25°52’28” an arc distance of 206.96 feet to the end of said curve, said curve being subtended by a chord bearing and distance of South 23°42’09” East, 205.21 feet; thence South 0°40’15” East, non-tangent to last described curve, 999.13 feet; thence South 71°08’00” West, 127.51 feet; thence Southwesterly along the arc of a curve, non-tangent to last described line, concave Southeasterly and having a radius of 56.71 feet, through a central angle of 63°58’24” an arc distance of 63.32 feet to the end of said curve, said curve being subtended by a chord bearing and distance of South 32°18’45” West, 60.09 feet; thence South 01°44’09” East, non-tangent to last described curve, 229.27 feet; thence North 89°59’51” East, 149.86 feet; thence South 00°43’03” East, 1262.08 feet; thence South 89°44’53” East, 1586.16 feet; thence North 00°00’27” West, 885.78 feet; thence North 90°00’00” West, 15.00 feet to the Point of Beginning; Thence North 00°00’00” East, 92.93 feet; thence North 45°00’00” East, 102.55 feet; thence North 90°00’00” East, 138.40 feet; thence South 00°00’00” East, 165.44 feet; thence North 00°00’00” West, 210.91 feet to the Point of Beginning.

Containing 0.74 acres, more or less.

A Lease Area, being a portion of the Zemel Road Landfill lying in Section 25, Township-42-South, Range-23-East, Charlotte County, Florida, and being more particularly described as follows: Lease 2

Commence at the Northwest corner of said Section 25; thence South 89°31’42” East, along the North line of said Section, being the same as the North right-of-way line of Zemel Road (a 60 foot right-of-way as now established), 59.24 feet; thence South 00°18’08” West, departing said North line, 60.00 feet to the South right-of-way line of said Zemel Road; thence continue South 00°18’08” West, 841.60 feet; thence North 90°00’00” East, 124.07 feet to a point of curvature; thence Southeasterly along the arc of a curve concave Southwesterly and having a radius of 100.00 feet, through a central angle of 71°33’54” an arc distance of 124.90 feet to a point of tangency, said curve being subtended by a chord bearing and distance of South 54°13’03” East, 116.94 feet; thence South 18°26’06” East, 43.29 feet to a point of curvature; thence Southeasterly along the arc of a curve concave Northeasterly and having a radius of 550.00 feet, through a central angle of 21°12’19” an arc distance of 203.55 feet to a point of tangency, said curve being subtended by a chord bearing and distance of South 29°02’15” East, 202.40 feet; thence South 39°38’24” East, 276.87 feet; thence Southeasterly along the arc of a curve, non-tangent to last described line, concave Southwesterly and having a radius of 458.29 feet, through a central angle of 25°52’28” an arc distance of 206.96 feet to the end of said curve, said curve being subtended by a chord bearing and distance of South 23°42’09” East, 205.21 feet; thence South 0°40’15” East, non-tangent to last described curve, 999.13 feet; thence South 71°08’00” West, 127.51 feet; thence Southwesterly along the arc of a curve, non-tangent to last described line, concave Southeasterly and having a radius of 56.71 feet, through a central angle of 63°58’24” an arc distance of 63.32 feet to the end of said curve, said curve being subtended by a chord bearing and distance of South 32°18’45” West, 60.09 feet; thence South 01°44’09” East, non-tangent to last described curve, 229.27 feet;

thence North 89°59’51” East, 149.86 feet; thence South 00°43’03” East, 1262.08 feet; thence South 89°44’53” East, 1586.16 feet; thence North 00°00’27” West, 885.78 feet; thence North 90°00’00” East, 195.91 feet; thence North 00°00’00” East, 165.44 feet; thence North 90°00’00” East, 194.79 feet to a point of curvature; thence Northeasterly along the arc of a curve concave Northwesterly having a radius of 25.00 feet, through a central angle of 88°54’10” an arc distance of 38.79 feet to a point of tangency, said curve being subtended by a chord bearing and distance of North 45°32’55” East, 35.02 feet; thence North 01°05’50” East, 117.32 feet; thence North 00°53’36” West, 351.61 feet; thence North 00°06’47” West, 461.41 feet; thence North 71°21’09” East, 130.69 feet to the Point of Beginning; thence continue North 71°21’09” East, 115.61 feet; thence South 60°00’00” East, 310.02 feet; thence South 30°00’00” West, 112.75 feet; thence North 70°00’00” West, 170.00 feet; thence North 35°00’00” West, 131.28 feet to the Point of Beginning.

Containing 0.73 acres, more or less.

An Easement for Utilities, being a portion of the Zemel Road Landfill lying in Section 25, Township-42-South, Range-23-East, Charlotte County, Florida and being more particularly described as follows: Easement

Commence at the Northwest corner of said Section 25, thence South 35°50’01” East, 3940.43 feet to the Point of Beginning; thence North 19°49’04” East, 38.59 feet; thence North 89°52’54” West, 7.43 feet; thence North 00°07’06” East, 6.00 feet; thence South 89°52’54” East, 9.58 feet; thence North 19°49’04” East, 5.31 feet; thence South 89°52’54” East, 402.63 feet; thence North 00°00’00” East, 435.26 feet; thence North 90°00’00” East, 16.00 feet; thence South 00°00’00” West, 440.29 feet; thence South 89°52’54” East, 7.01 feet; thence South 00°07’06” West, 6.00 feet; thence North 89°52’54” West, 6.99 feet; thence South 00°00’00” East, 5.00 feet; thence North 89°52’54” West, 5.00 feet; thence South 00°00’00” West, 18.99 feet; thence North 90°00’00” West, 6.00 feet; thence North 00°00’00” East, 19.01 feet; thence North 89°52’54” West, 396.40 feet; thence South 19°49’04” West, 39.00 feet; thence North 70°10’56” West, 16.00 feet to the Point of Beginning.

Containing 0.33 acres, more or less.